Exhibit 99

April 16, 2009

FOR IMMEDIATE RELEASE
For further information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer
515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY CASH DIVIDEND AND ANNOUNCES PRELIMINARY FIRST QUARTER EARNINGS

West Des Moines, IA – On April 15, 2009, the Board of Directors of West Bancorporation, Inc. (Nasdaq: WTBA) declared a quarterly cash dividend of $0.01 per share payable May 13, 2009, to shareholders of record on April 27, 2009.  As of April 15, 2009, there were 17,403,882 shares of common stock outstanding.

The Board of Directors determined that increasing tangible common equity capital, particularly from retaining earnings, is prudent in the current economic circumstances.  “We made this extremely difficult decision in light of the current economic climate,” said Thomas E. Stanberry, Chairman, President and Chief Executive Officer.  “The struggling national and Iowa economies force us to retain earnings and increase our capital to offset the adverse credit cycle we are in.  The board will consider increasing the dividend as the economy improves and circumstances warrant.”

On a preliminary basis, the Company expects first quarter 2009 net income to be approximately $2.9 million.  Earnings include death benefits from bank owned life insurance of $840,000, gains from the sale of investment securities of $1.5 million, impairment losses on securities of $1.4 million and the provision for loan losses of $3.5 million.

The Company will release its detailed earnings for the first quarter of 2009 and file the first quarter Form 10-Q before the market opens on Thursday, April 30, 2009.  A conference call to discuss earnings is scheduled for 2:00 p.m. central time, Thursday, April 30, 2009.  The telephone number for the conference call is 800-860-2442.  A recording of the call will be available until May 15, 2009, at 877-344-7529, pass code: 426991.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa.  Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses.  West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.  WB Capital Management Inc., also a wholly-owned subsidiary of West Bancorporation, Inc., has offices in West Des Moines and Coralville.  It provides portfolio management services to retirement plans, corporations, public funds, mutual funds, foundations, endowments, and high net worth individuals.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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